     As filed with the Securities and Exchange Commission on August 18, 1998
                                                     Registration No._______



             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                  _________________________

                          Form S-8
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933

                  _________________________

                    The Home Depot, Inc.
   (Exact name of registrant as specified in its charter)

               Delaware                     95-3261426
    (State or other jurisdiction of     ( I.R.S. Employer
     incorporation or organization)    Identification Number)

  2455 Paces Ferry Road, Atlanta, GA        30339-4024
(Address of Principal Executive Offices)    (Zip Code)

                    THE HOME DEPOT, INC.
              1997 OMNIBUS STOCK INCENTIVE PLAN
(successor to The Home Depot, Inc. 1991 Omnibus Stock Option Plan)
                   (Full title of the plan)

                  _________________________

         ARTHUR M. BLANK                     Copies requested to:
President and Chief Executive Officer       Lawrence K. Menter, Esq.
       The Home Depot, Inc.                   The Home Depot, Inc.
      2455 Paces Ferry Road                  2455 Paces Ferry Road
   Atlanta, Georgia 30339-4024            Atlanta, Georgia 30339-4024
         (770) 433-8211
  (Name, address and telephone number of agent for service)

               ______________________________

               CALCULATION OF REGISTRATION FEE

                                                     Proposed
                                     Proposed        Maximum
                                     Maximum         Aggregate    Amount of
Title of Securities   Amount to be   Offering Price  Offering     Registration
to be Registered      Registered     Per Share (*)   Price (*)    Fee

Common Stock
($.05 par value)      20,000,000     $41.375        $827,500,000  $244,112.50


     (*) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices on August 11, 1998, pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended.

            STATEMENT UNDER GENERAL INSTRUCTION E
            REGISTRATION OF ADDITIONAL SECURITIES

      A Registration Statement on Form S-8 (File No. 333-07105) was filed with the Securities and Exchange Commission on March 19, 1992 covering the registration of 11,789,623 shares initially authorized for issuance under the Plan. The total number of shares authorized under the Plan was increased to 70,737,738 following the three-for-two, four-for-three, three-for-two and two-for-one stock splits effective July 1, 1992; April 14, 1993; July 3, 1997 and July 2, 1998, respectively.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as securities for which File No. 333-07105 relating to the same employee benefit plan is effective, the Registrant hereby files this Registration Statement to register an additional 20,000,000 shares authorized by the Plan. The Registrant incorporates by this reference herein the contents of File No. 333-07105 and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.


                          PART II.

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by The Home Depot, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended February 1, 1998, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 1998; and

     (3) The section entitled "Description of Common Stock" in Registrant's Report on Form 8-A, filed with the Commission pursuant to the 1934 Act.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities offered is registered under
Section 12 of the 1934 Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock covered hereby has been passed upon for The Home Depot, Inc. by Lawrence K. Menter, Esq., Senior Corporate Counsel and Assistant Secretary of The Home Depot, Inc. Mr. Menter owns shares of Common Stock, both directly and as a participant in various employee benefit plans, and he is eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV, Section 4, of the Registrant's Restated By-Laws provide that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Corporation, and each person who may serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation in all events.

      Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State
of  Delaware sets forth the applicable terms, conditions and
limitations  governing  the  indemnification  of   officers,
directors and other persons.

      In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

     4 1997 Omnibus Stock Incentive Plan (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended February 1, 1998, as filed with the Securities and Exchange Commission on April 23, 1998)

     5    Opinion of Lawrence K. Menter

     23.1 Consent of Lawrence K. Menter, included in  Exhibit 5

     23.2 Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

     24   Powers of Attorney from Directors


ITEM 9.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove from registration by means of  a  post-
     effective   amendment  any  of  the  securities   being
     registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new
     Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17th day of August, 1998.


                            THE HOME DEPOT, INC.


                            By:  /s/ Arthur M. Blank
                            (Arthur M. Blank, President and CEO)



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                     Title                       Date


/s/ Bernard  Marcus         Chairman of the Board         August 17, 1998
(Bernard Marcus)


/s/ Arthur M. Blank         President & CEO               August 17, 1998
(Arthur M. Blank)           and Director
                            (Principal Executive Officer)


        *                   Director                      August 17, 1998
(Frank Borman)


/s/ Ronald M. Brill         Executive Vice President,     August 17, 1998
(Ronald M. Brill)           Chief Administrative Officer
                            and Director


/s/ Dennis J. Carey         Executive  Vice  President,   August 17, 1998
(Dennis J. Carey)           Chief Financial Officer
                            (Principal Financial Officer)

   Signature                   Title                         Date


        *                   Director                      August 17, 1998
(John L. Clendenin)


        *                   Director                      August 17, 1998
(Johnnetta B. Cole)


        *                   Director                      August 17, 1998
(Berry R. Cox)


/s/ Marshall L. Day         Senior Vice President -       August 17, 1998
(Marshall L. Day)           Finance and Accounting
                            (Principal Accounting Officer)


        *                   Director                      August 17, 1998
(Milledge A. Hart, III)


        *                   Director                      August 17, 1998
(Donald R. Keough)


        *                   Director                      August 17, 1998
(Kenneth G. Langone)


       *                    Senior Vice President -
(M.  Faye  Wilson)          Value Initiatives             August 17, 1998
                            and Director

* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.


                                 By:  /s/ Arthur M. Blank
                                     (Arthur M. Blank, Attorney-in-fact)

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
________________________________________________________________


                      INDEX TO EXHIBITS



Exhibit No.

5      Opinion of Lawrence K. Menter

23.1   Consent of Lawrence K. Menter (included in Exhibit 5 above)

23.2   Consent  of  KPMG  Peat Marwick  LLP, Independent Certified Public
       Accountants

24     Powers of Attorney from Directors